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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                          Date of Report: May 12, 1998



                              REDWOOD EMPIRE BANCORP
              (Exact number of Registrant as specified in its charter)



          California                   File No. 0-19231         68-0166366
(State or other jurisdiction of    (Commission File Number)    (IRS Employer)
 Incorporated or organization)                               Identification No.)



111 Santa Rosa Avenue, Santa Rosa, California                     95404-4905
(Address of principal executive offices)                          (Zip Code)



         Registrant's telephone number, including area code: (707) 573-4800





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ITEM 5.  OTHER EVENTS

Press releases for the following (article attached):

       Redwood Empire Bancorp redeems its outstanding 7.8% Noncumulative Convertible Perpetual Preferred Stock, Series A.











                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           5/12/98
Date:                           REDWOOD EMPIRE BANCORP
     -----------------------    -----------------------------------------------
                                (Registrant)


                                               /s/  James E. Beckwith
                                By:
                                               --------------------------------
                                               James E. Beckwith
                                               Executive Vice President and
                                               Chief Financial Officer
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                                FOR:           REDWOOD EMPIRE BANCORP

                                APPROVED BY:   James Beckwith
                                               Chief Financial Officer
                                               (707) 522-5215

                                CONTACT:       Morgen-Walke Associates, Inc.
                                               John Swenson, Micah Epps
                                               (415) 296-7383
FOR IMMEDIATE RELEASE                          Sandra Badurina
                                               (212) 850-5600

       REDWOOD EMPIRE BANCORP REDEEMS OUTSTANDING PREFERRED STOCK

SANTA ROSA, Calif. (May 12, 1998)-- Redwood Empire Bancorp (AMEX: REB) today announced that it has redeemed all of its outstanding 7.8% Noncumulative Convertible Perpetual Preferred Stock, Series A (the "Preferred Stock"), effective as of the close of business on April 30, 1998. As a result of this process, the Company will redeem 1,710 shares of Preferred Stock at $10.39 per share. The balance of the 575,000 shares of the Preferred Stock which was outstanding at the time that the Preferred Stock was called for redemption has been converted into a total of 497,172 shares of the Company's common stock.

       "We are pleased with the results of the redemption and view completion of this process as another step in improving shareholder value," said Tom Whitaker, chairman of Redwood Empire Bancorp.

       Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank. The Company operates through branches and loan production offices in various northern California locations.

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